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                                                                    Exhibit 99.1



       STATEMENT PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                                       BY
    PRINCIPAL EXECUTIVE OFFICER REGARDING FACTS AND CIRCUMSTANCES RELATING TO
                              EXCHANGE ACT FILINGS

                              Dated - March 7, 2003


         In accordance with Section 906 of the Sarbanes-Oxley Act of 2002, I, Kshitij Mohan, hereby certify that the periodic report, to which this Statement is attached, fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, and the information contained in the periodic report to which this Statement is attached, fairly present, in all material respects, the financial condition and results of operations of the registrant.

         IN WITNESS WHEREOF, the undersigned have executed this Statement as of the date first written above.





                                      /s/  Kshitij Mohan
                                      -------------------------------------
                                      Kshitij Mohan
                                      President and Chief Executive Officer